Exhibit 10.3

December 1, 2004

Dave Peterschmidt

CEO

Openwave, Inc.

1400 Seaport Blvd

Redwood City, CA 94063

Dave,

This letter summarizes the terms for advisory services which I propose to provide to Openwave, Inc.

The scope of these services will be to advise the Openwave team (primarily you and your staff) in the following areas:

-	Product and corporate strategy
-	Product planning process
-	Product test and quality process
-	Product organization
-	Mentoring of Jon as a VP of product development
-	Other areas which are mutually agreed

I agree to provide these services for approximately one day each month, starting December 1, 2004 for a minimum period of 12 months and then until cancelled with 30 days written notice by either party.

The fee for these services will be $7,500 per month. Travel expenses will be paid by Openwave as required and approved by Openwave.

If you agree with these terms, please return a signed copy of this letter to me.

Best regards,

Jerry Held

Agreed:
Dave Peterschmidt CEO Openwave, Inc.

Date:	12-01-2004